Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALIFORNIA, U.S.A.  92614-6401
 (949) 955-2522. Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the amendment to the Registration Statement of Poway Muffler and Brake, Inc. on Form S-1 of my Auditor’s report dated June 23, 2011, relating to the financial statements of Muffler and Brake, Inc., for the years ended December 31, 2010 and 2009.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
June 24, 2011